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                                                           EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT
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The following are subsidiaries of ML & Co. as of March 15, 1994 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case ML & Co. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1.02(v) of Regulation S-X, under the Securities Exchange Act of 1934.

                                                                STATE OR JURIS-
NAME                                                           DICTION OF ENTITY
- ----                                                           -----------------
Merrill Lynch & Co., Inc. ....................................     Delaware
   Merrill Lynch, Pierce, Fenner & Smith Incorporated/1/......     Delaware
      Broadcort Capital Corp. ................................     Delaware
      Merrill Lynch & Co., Canada Ltd. .......................     Ontario
         Merrill Lynch Canada Incorporated/Incorporee.........     Nova Scotia
      Merrill Lynch Life Agency Inc. .........................     Arizona
      Merrill Lynch Life Agency Inc. .........................     Arkansas
      Merrill Lynch Life Agency Inc. .........................     Idaho
      Merrill Lynch Life Agency Inc. .........................     Illinois
      Merrill Lynch Life Agency Inc. .........................     Massachusetts
      Merrill Lynch Life Agency Inc. .........................     Montana
      Merrill Lynch Life Agency Inc. .........................     New Mexico
      Merrill Lynch Life Agency Inc. .........................     Ohio
      Merrill Lynch Life Agency Inc. .........................     Oklahoma
      Merrill Lynch Life Agency Inc. .........................     Puerto Rico
      Merrill Lynch Life Agency Inc. .........................     South Dakota
      Merrill Lynch Life Agency Inc. .........................     Virgin Islands
      Merrill Lynch Life Agency Inc. .........................     Washington
         Merrill Lynch Life Agency Inc. ......................     Alabama
         Merrill Lynch Life Agency of Maine, Inc. ............     Maine
      Merrill Lynch Life Agency Ltd. .........................     Mississippi
      ML Life Agency Inc. ....................................     Texas
      Merrill Lynch Princeton Incorporated....................     Delaware
      ROC Denver, Inc. .......................................     Delaware
      R.O.C. Florida, Inc. ...................................     Florida
      ROC Texas, Inc. ........................................     Texas
      Wagner Stott Clearing Corp./2/..........................     Delaware
   Green Equity, Inc. ........................................     New Jersey
   Merrill Lynch Bank & Trust Co. ............................     New Jersey
   Merrill Lynch Capital Services, Inc. ......................     Delaware
   Merrill Lynch Derivative Products, Inc./3/.................     Delaware
   Merrill Lynch Government Securities Inc. ..................     Delaware
      Merrill Lynch Government Securities of Puerto Rico S.A.      Delaware
      Merrill Lynch Money Markets Inc. .......................     Delaware
      Merrill Lynch Mortgage Capital Inc. ....................     Delaware
   Merrill Lynch Group, Inc. .................................     Delaware
      HQ North Company, Inc. .................................     New York
      Investor Protection Insurance Company...................     Vermont
      Merrill Lynch Capital Partners, Inc. ...................     Delaware
      Merrill Lynch Fiduciary Services, Inc. .................     New York
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
/1/  MLPF&S also conducts business as "Merrill Lynch & Co."
/2/ The preferred stock of the corporation is owned by an unaffiliated group of investors.
/3/ ML & Co. owns 100% of this corporation's outstanding common voting stock. 100% of the outstanding preferred voting stock is held by outside parties. The board of directors consist of 14 members, 12 of which are ML & Co. employees and 2 of which represent outside parties.


                                                                                STATE OR JURIS-
NAME                                                                            DICTION OF ENTITY
- ----                                                                            -----------------
MERRILL LYNCH & CO., INC. (CONT'D)
   MERRILL LYNCH GROUP, INC. (CONT'D)
      Merrill Lynch Futures Inc. ...............................................  Delaware
      Merrill Lynch, Hubbard Inc. ..............................................  Delaware
         MLH Group Inc./4/......................................................  Delaware
           Merrill Lynch Corporate Pass-Through Securities, Inc. ...............  Delaware
      Merrill Lynch Insurance Group, Inc. ......................................  Delaware
         Merrill Lynch Life Insurance Company...................................  Arkansas
         ML Life Insurance Company of New York..................................  New York
      Merrill Lynch International Finance Corporation...........................  New York
         Merrill Lynch International Bank Limited...............................  England
            Merrill Lynch Bank (Suisse) S.A. ...................................  Switzerland
            Merrill Lynch Trust Company (Jersey) Limited........................  Jersey, Channel Islands
      Merrill Lynch L.P. Holdings, Inc. ........................................  Delaware
      Merrill Lynch MBP Inc. ...................................................  Delaware
      Merrill Lynch National Financial..........................................  Utah
      Merrill Lynch Private Capital Inc./5/.....................................  Delaware
      Merrill Lynch Trust Company of America....................................  Illinois
      Merrill Lynch Trust Company of California.................................  California
      Merrill Lynch Trust Company...............................................  New Jersey
      Merrill Lynch Trust Company...............................................  Florida
      Merrill Lynch Trust Company of Texas......................................  Texas
         Merrill Lynch Business Financial Services Inc. ........................  Delaware
         Merrill Lynch Credit Corporation.......................................  Delaware
            Merrill Lynch Home Equity Acceptance, Inc. .........................  Delaware
      Merrill Lynch/WFC/L, Inc. ................................................  New York
      ML Futures Investment Partners Inc. ......................................  Delaware
      ML IBK Positions Inc. ....................................................  Delaware
         Merrill Lynch Interfunding Inc./6/.....................................  Delaware
      ML Leasing Equipment Corp./7/.............................................  Delaware
         Merlease Leasing Corp. ................................................  Delaware
         Merrill Lynch Venture Capital Inc. ....................................  Delaware
      Princeton Services, Inc. /8/..............................................  Delaware
   Merrill Lynch International Incorporated.....................................  Delaware
      Merrill Lynch GFX, Inc. ..................................................  Delaware
      Merrill Lynch International (Australia) Limited...........................  New South Wales
      Merrill Lynch International Bank..........................................  United States
      Merrill Lynch International Holdings Inc. ................................  Delaware
         Merrill Lynch Bank (Austria) Aktiengesellschaft A.G. ..................  Austria
         Merrill Lynch Bank and Trust Company (Cayman) Limited..................  Cayman Islands,
                                                                                  British West Indies
            Merrill Lynch International & Co./9/................................  Netherlands Antilles
         Merrill Lynch Capital Markets A.G. ....................................  Switzerland
         Merrill Lynch Europe Limited...........................................  England
            Merrill Lynch International Limited.................................  England

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/4/    This corporation has over 30 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of real estate limited partnerships.
/5/ This corporation has 16 subsidiaries which have engaged in direct principal lending and investment management.
/6/ This company has 10 subsidiaries holding or having a direct or indirect interest in specific investments on its behalf.
/7/ This corporation has 48 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of limited partnerships.
/8/    This corporation is the general partner of Merrill Lynch Asset
       Management, L.P. (whose co-limited partners are ML & Co. and an indirect subsidiary of ML & Co.).
/9/    A partnership among subsidiaries of ML & Co.

                                                             STATE OR JURIS-
NAME                                                         DICTION OF ENTITY
- ----                                                         -----------------
MERRILL LYNCH & CO., INC. (CONT'D)
   MERRILL LYNCH INTERNATIONAL INCORPORATED (CONT'D)
      MERRILL LYNCH INTERNATIONAL HOLDINGS INC. (CONT'D)
         MERRILL LYNCH EUROPE LIMITED (CONT'D)
            Merrill Lynch Limited..........................  England
            Merrill Lynch, Pierce, Fenner & Smith
               (Brokers & Dealers) Limited.................  England
         Merrill Lynch Europe Ltd. ........................  Cayman Islands,
                                                             British West Indies
         Merrill Lynch Holding GmbH/10/....................  Fed. Rep. of Germany
            Merrill Lynch Bank A.G. .......................  Fed. Rep. of Germany
            Merrill Lynch GmbH.............................  Fed. Rep. of Germany
         Merrill Lynch Holding S.A.F. .....................  France
            Merrill Lynch Capital Markets (France) S.A. ...  France
         Merrill Lynch Hong Kong Securities Limited........  Hong Kong
      Merrill Lynch Japan Incorporated.....................  Delaware
   Merrill Lynch Specialists Inc. .........................  Delaware
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
/10/ ML & Co. holds a 50% interest in this corporation, with the remaining 50% interest held by an outside party.